Exhibit 4.21

FIFTH SUPPLEMENTAL INDENTURE

dated as of March 19, 2012

among

SEAGATE TECHNOLOGY INTERNATIONAL,

The Guarantor Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

10.00% Senior Secured Second-Priority Notes due 2014

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), entered into as of March 19, 2012, among SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company organized under the laws of the Cayman Islands (the “Issuer”), SEAGATE KOREA LIMITED, a private limited company incorporated under the laws of the Republic of Korea (the “Undersigned”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of May 1, 2009 (the “Indenture”), relating to the Issuer’s 10.00% Senior Secured Second-Priority Notes due 2014 (the “Notes”);

WHEREAS, Seagate HDD Cayman, an exempted limited liability company incorporated under the laws of the Cayman Islands (“New Cayco”), became a Guarantor under the Indenture pursuant to a supplemental indenture, dated as of March 1, 2010 (the “First Supplemental Indenture”), among the Issuer, New Cayco and the Trustee;

WHEREAS, Seagate Technology plc, a public limited company incorporated under the laws of Ireland (“Seagate Ireland”), became a Guarantor under the Indenture pursuant to a supplemental indenture, dated as of March 1, 2010 (the “Second Supplemental Indenture”), among the Issuer, Seagate Ireland and the Trustee;

WHEREAS, pursuant to a supplemental indenture, dated as of March 19, 2010, certain provisions of the Indenture were amended (the “Third Supplemental Indenture”);

WHEREAS, Seagate Business Centre (UK) Limited HDD Cayman (“Seagate UK”), a private limited company incorporated under the laws of England and Wales, became a Guarantor under the Indenture pursuant to a supplemental indenture, dated as of February 7, 2012 (the “Fourth Supplemental Indenture”), among the Issuer, Seagate UK and the Trustee; and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause Restricted Subsidiaries to provide Guaranties in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  The Undersigned, by its execution of this Fifth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Fifth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Fifth Supplemental Indenture is an amendment supplemental to the Indenture and the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, and the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture , the Fourth Supplemental Indenture and this Fifth Supplemental Indenture will henceforth be read together.

Section 6.  The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SEAGATE TECHNOLOGY INTERNATIONAL, as Issuer

By:	/s/ KENNETH M. MASSARONI
	Name:	Kenneth M. Massaroni
	Title:	Director, General Counsel and Secretary

SEAGATE KOREA LIMITED

By:	/s/ KENNETH M. MASSARONI
	Name:	Kenneth M. Massaroni
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ MADDY HALL
	Name:	Maddy Hall
	Title:	Vice President

Fifth Supplemental Indenture